UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021
________________________
Bally's Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street
Providence	RI	02903
(Address of Principal Executive Offices and Zip Code)
________________________
(401) 475-8474
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01    Completion of Acquisition or Disposition of Assets.

On June 3, 2021, Bally’s Corporation ("Bally's") completed its previously announced acquisition of the Tropicana Evansville casino operations from Caesars Entertainment, Inc. The total purchase price was $140 million, subject to customary adjustments, which was funded without any cash outlay. As part of the acquisition, Gaming and Leisure Properties, Inc. ("GLPI"), a publicly traded gaming-focused real estate investment trust ("REIT"), acquired the Evansville casino real estate for $340 million and leased it to Bally’s for $28 million per year in rent, subject to escalation.

Item 7.01    Regulation FD.

On June 4, 2021, Bally’s published a press release announcing the closing of the Tropicana Evansville transaction and, on June 1, 2021, a press release announcing the closing of the Bet.Works transaction. A copy of the press releases are furnished as Exhibit 99.1 and 99.2, respectively.

Item 8.01    Other Events.

    On June 1, 2021, Bally’s acquired Bet.Works Corp ("Bet.Works") for approximately $62.5 million in cash and 2,084,765 of common shares, subject to customary adjustments. Bet.Works shareholders have agreed not to transfer any Bally’s common shares prior to June 1, 2022 and, for the following 12 months, may transfer only up to 1% of Bally’s common shares per every 90 days.

As of June 1, 2021, Bally’s had 44,544,289 common shares outstanding and (1) up to 12,830,730 shares (4,919,006 of which are subject to the satisfaction of performance metrics) issuable upon exercise of options and warrants issued in connection with Bally’s strategic partnership with Sinclair; (2) 812,161 common shares issuable upon exercise of penny warrants issued in connection with Bally’s acquisition of Monkey Knife Fight; (3) up to 204,779 common shares (based on the exchange rate of €0.82:1 USD and Bally's closing stock of $59.63, in each case of June 2, 2021) issuable to SportCaller selling stockholders subject to achievement of certain post-closing performance targets; and (4) 60,000 vested and unexercised stock options at an exercise price of $4.31 per share.

Item 9.01        Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements (if any) required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than August 17, 2021.

(b) Pro Forma Financial Information.

The pro forma financial statements (if any) required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than August 17, 2021.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 4, 2021 regarding the Tropicana Evansville transaction.
99.2	Press Release dated June 1, 2021 regarding the Bet.Works transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY'S CORPORATION
By:	/s/ Stephen H. Capp
Name:	Stephen H. Capp
Title:	Executive Vice President and Chief Financial Officer

Date: June 4, 2021